Exhibit 4.20

EXECUTION VERSION

SELLER NOTE SUBORDINATION AGREEMENT

THIS SELLER NOTE SUBORDINATION AGREEMENT (this “Agreement”), dated as of December 6, 2007, is made by and among ANDREW B. CONRU TRUST AGREEMENT, ANDREW B. CONRU TRUSTEE, and MAPSTEAD TRUST, CREATED ON APRIL 16, 2002, LARS AND MARIN MAPSTEAD TRUSTEES (collectively, the “Sellers”), INTERACTIVE NETWORK, INC., a Nevada corporation (the “Obligor”), those holders of Senior Secured Notes Due 2010 issued pursuant to the Senior Interactive Note Agreement (defined below) that are party hereto (the “Initial Senior Lien Holders”), U.S. BANK NATIONAL ASSOCIATION, not individually but solely in its capacity as administrative and collateral agent for and on behalf of all of the Initial Senior Lien Holders pursuant to the Senior Interactive Note Agreement (in such capacity, together with its successors and assigns, the “Senior Interactive Agent”), those holders of Seller Secured Notes Due 2011 issued pursuant to the Second Interactive Note Agreement (defined below) that are party hereto (the “Initial Second Lien Holders”), those holders of 15.0% Senior Secured Notes Due 2010 issued pursuant to the 2005 Note Agreement (defined below) that are party hereto (the “2005 Holders”), those holders of 15.0% Senior Secured Notes Due 2010) issued pursuant to the 2006 Note Agreement (defined below) that are party hereto (the “2006 Holders”), U.S. BANK NATIONAL ASSOCIATION, not individually but solely in its capacity as administrative and collateral agent for and on behalf of all of the Initial Second Lien Holders pursuant to the Second Interactive Note Agreement (in such capacity, together with its successors and assigns, the “Second Interactive Agent”), U.S. BANK NATIONAL ASSOCIATION, not individually but solely in its capacity as administrative and collateral agent for and on behalf of all of the 2005 Holders pursuant to the 2005 Note Agreement (as such terms are defined below) (in such capacity, together with its successors and assigns, the “2005 Agent”), and U.S. BANK NATIONAL ASSOCIATION, not individually but solely in its capacity as administrative and collateral agent for and on behalf of all of the 2006 Holders pursuant to the 2006 Note Agreement (as such terms are defined below) (in such capacity, together with its successors and assigns, the “2006 Agent”).

WHEREAS, Obligor and Senior Interactive Agent, as “Administrative Agent” and “Collateral Agent” thereunder, are parties to the Securities Purchase Agreement (“Senior Interactive Note Agreement”) of even date herewith among Obligor, as the “Issuer” thereunder, the subsidiaries of Obligor as the “Senior Guarantors” thereunder, Penthouse Media Group, Inc. and its subsidiaries as the “Subordinated Guarantors” thereunder, the Initial First Lien Holders as the “Holders” defined in and party thereto, and Senior Interactive Agent;

WHEREAS, Obligor and Second Interactive Agent, as “Administrative Agent” and “Collateral Agent” thereunder, are parties to the Sellers’ Securities Agreement (“Second Interactive Note Agreement”) of even date herewith among Obligor, as the “Issuer” thereunder, the subsidiaries of Obligor as the “Subordinated Guarantors” thereunder, Penthouse Media Group, Inc. and its subsidiaries as the “Junior Subordinated Guarantors” thereunder, the Initial Second Lien Holders as the “Holders” defined in and party thereto, and Second Interactive Agent;

WHEREAS, Penthouse Media Group, Inc. (“PMGI”) is the “Issuer” as defined in, and Obligor is a “Guarantor” under, the Securities Purchase Agreement (15.0% Senior Secured Notes Due 2010) dated as of August 17, 2005, among PMGI, the “Guarantors” defined in and party thereto, the 2005 Holders as the “Holders” defined in and party thereto, and the 2005 Agent (as amended by the First Amendment and Limited Waiver dated as of August 23, 2007 entered into by and among PMGI, the Issuer Subsidiaries, the 2005 Holders and the 2005 Agent and as further amended as of the date hereof, the “2005 Note Agreement”);

WHEREAS, PMGI is the “Issuer” as defined in, and Obligor is a “Guarantor” under, the Securities Purchase Agreement (15.0% Senior Secured Notes Due 2010) dated as of August 28, 2006, among PMGI, the “Guarantors” defined in and party thereto, the 2006 Holders as the “Holders” defined in and party thereto, and the 2006 Agent (as amended as of the date hereof, the “2006 Note Agreement”);

WHEREAS, the Senior Interactive Note Agreement, the Second Interactive Note Agreement, the 2005 Note Agreement and the 2006 Note Agreement are hereinafter collectively referred to as the “Senior Lien Note Agreements.”  The Senior Interactive Agent, the Second Interactive Agent, the 2005 Agent and the 2006 Agent are hereinafter collectively and individually as the context may require referred to as the “Senior Lien Collateral Agent.”

WHEREAS, the Initial Senior Lien Holders, and at any relevant time, the holders at such time of the notes issued pursuant to the Senior Interactive Note Agreement, and the Senior Interactive Agent, in its capacity as Administrative Agent and Collateral Agent under the Senior Interactive Note Agreement, and their successors and assigns; the Initial Second Lien Holders, and at any relevant time, the holders at such time of the notes issued pursuant to the Second Interactive Note Agreement, and the Second Interactive Agent, in its capacity as Administrative Agent and Collateral Agent under the Second Interactive Note Agreement, and their successors and assigns; the 2005 Holders, and at any relevant time, the holders at such time of notes issued pursuant to the 2005 Note Agreement, and the 2005 Agent, in its capacity as Administrative Agent and Collateral Agent under the 2005 Note Agreement, and their successors and assigns; and the 2006 Holders, and at any relevant time, the holders at such time of notes issued pursuant to the 2006 Note Agreement, and the 2006 Agent, in its capacity as Administrative Agent and Collateral Agent under the 2006 Note Agreement, and their successors and assigns, are collectively referred to as the “Senior Lien Claimholders” and each without differentiation as a “Senior Lien Claimholder.”

WHEREAS, the Obligor has issued to each of the Sellers certain 6% Subordinated Convertible Notes, due 2011(the “Sellers’ Notes”), pursuant to which the Obligor promised to pay to the Sellers the aggregate principal sum of up to $170,000,000 or such other lesser amount as set forth therein;

WHEREAS, the Obligor and Sellers are willing to agree with each other and with the Senior Lien Claimholders that, notwithstanding anything to the contrary set forth in the Sellers’ Notes, Obligor shall not make, and Sellers shall not accept from Obligor, directly or indirectly, any payment of principal or interest (other than payments of interest in kind in the form of Additional Notes (as defined in the Sellers’ Notes) in respect of the Sellers’ Notes until all Senior Debt Obligations (defined below) has been indefeasibly paid in full in cash; and

WHEREAS, the Sellers have agreed to subordinate in favor of the Senior Lien Collateral Agent all indebtedness of the Obligor owing to the Sellers under the Sellers’ Notes to the obligations of Obligor under (i) the Senior Interactive Note Agreement and the notes issued pursuant thereto, (ii) the Second Interactive Note Agreement and the notes issued pursuant thereto, (iii) the Obligor’s Guaranty of the 2005 Note Agreement and the notes issued pursuant thereto, and (iv) the Obligor’s Guaranty of the 2006 Note Agreement and the notes issued pursuant thereto (collectively, the “Senior Debt Obligations”).

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

Section 1.

Definitions; Interpretation.

1.1

Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Junior Debt” means all indebtedness, liabilities, and other obligations of the Obligor owing to Sellers under the Sellers’ Notes in respect of any and all loans, or advances or other obligations made by the Obligor to Sellers whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined in each case that are evidenced by the Sellers’ Notes, including all fees and all other amounts payable by the Obligor to Sellers thereunder.

“Junior Debt Payment” means any payment or distribution by or on behalf of the Obligor, directly or indirectly, of assets of the Obligor of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Junior Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, in each case for or on account of any Junior Debt.

1.2

Interpretation.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.  The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

1.3

Agent’s Authority to Execute Agreement.  The Initial Senior Lien Holders party hereto hereby represent and warrant that this Agreement has been approved and executed by the “Required Holders” as defined in the Senior Interactive Note Agreement and that such “Required Holders” further authorized the Senior Interactive Agent to enter into and deliver this Agreement.  The Initial Second Interactive Holders party hereto hereby represent and warrant, that this Agreement has been approved and executed  by the “Required Holders” as defined in the Second Interactive Note Agreement and that such “Required Holders” further authorized the Second Interactive Agent to enter into and deliver this Agreement.  The 2005 Holders party hereto hereby represent and warrant, that this Agreement has been approved and executed by the “Required Holders” as defined in the 2005 Note Agreement and that such “Required Holders” further authorized the 2005 Agent to enter into and deliver this Agreement.  The 2006 Holders party hereto hereby represent and warrant, that this Agreement has been approved and executed  by the “Required Holders” as defined in the 2006 Note Agreement and that such “Required Holders” further authorized the 2006 Agent to enter into and deliver this Agreement.

1.4

Relationship Among Claimholders in Each Tranche.  The terms and provisions of this Agreement shall not govern the relationship of the Senior Lien Claimholders as among themselves, (ii) the relationship of the Sellers as among themselves, (iii) the relationship of the 2005 Holders among themselves, (iv) the relationship of the 2006 Holders as among themselves, or (v) the relationships between or among the Senior Lien Claimholders, the Sellers, the 2005 Holders and the 2006 Holders, which relationships shall be governed by the provisions of the Senior Interactive Note Agreement and related documents or the Second Interactive Note Agreement and related documents, the 2005 Note Agreement and related documents or, the 2006 Note Agreement and related documents respectively, and the intercreditor agreements entered into by and among them concurrently herewith.

1.5

Subordination to Payment of Senior Debt Obligations.  Sellers hereby agree that, until the Senior Debt Obligations have been indefeasibly paid in full in cash, and notwithstanding anything to the contrary set forth in the Sellers’ Notes, all rights of payment (other than payment of interest in kind in the form of Additional Notes) or enforcement in favor of Sellers under the Sellers’ Notes, and all other obligations of Obligor to Sellers under the Sellers’ Notes, shall in all respects be, and effective immediately hereby are, subject, subordinate, and junior, in right of payment and enforcement, to the prior indefeasible payment of the Secured Debt in full in cash.

Section 2.

Insolvency Events.

2.1

In the event of any payment or distribution of assets of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to the Obligor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of the Obligor, or otherwise (such events, collectively, the “Insolvency Events”):  (i) all amounts owing on account of the Senior Debt shall first be indefeasibly paid in full in cash before any payment or distribution on account of the Junior Debt may be received by or on behalf of Sellers; and (ii) to the extent permitted by applicable law, any payment or other distribution on account of Junior Debt to which Sellers would be entitled but for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Senior Lien Collateral Agent, for application to the payment of the Senior Debt Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Senior Lien Collateral Agent, in respect of such Senior Debt Obligations.

2.2

The Sellers will not commence or join with any other creditor or creditors of the Obligor in commencing any bankruptcy, reorganization or insolvency proceedings against the Obligor.  At any meeting of creditors of the Obligor or in the event of any proceeding in connection with an Insolvency Event, if all Senior Debt Obligations have not been indefeasibly paid in full at the time, Sellers hereby irrevocably authorize the Senior Lien Collateral Agent, at the direction of the holders of notes issued under each of (i) the 2005 Note Agreement and (ii) the 2006 Note Agreement, at any such meeting or in any such proceeding:

(a)

To enforce claims comprising Junior Debt either in its own name or the name or names of any Sellers, by proof of debt, proof of claim, suit or otherwise;

(b)

To collect any assets of the Obligor distributed, divided or applied by way of dividend or payment, or any such securities issued, on account of Junior Debt and apply the same, or the proceeds of any realization upon the same, to Senior Debt Obligations until all Senior Debt Obligations shall have been paid in full, rendering any surplus to Sellers or as a court shall direct;

(c)

To vote claims comprising Junior Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d)

To take generally any action in connection with any such meeting or proceeding which the Sellers might otherwise take.

Section 3.

No Payments of Principal or Cash Interest on Junior Debt.  Notwithstanding anything in the Sellers’ Notes to the contrary, until all Senior Debt Obligations are indefeasibly repaid in full in cash, the Obligor shall not make, and Sellers agree not to accept or receive, directly or indirectly, any payment (whether of principal or interest (other than payment of regularly scheduled interest in kind at the contract rate in the form of Additional Notes) or other distribution on account of the Junior Debt.  In furtherance of the foregoing, Sellers further agree that the failure to pay when otherwise due any amount that would be payable to Sellers but for this Agreement shall not, in and of itself, constitute a default of Obligor under the Sellers’ Notes.

Section 4.

Subordination of Remedies.  Until all Senior Debt Obligations have been indefeasibly paid in full in cash, Sellers shall not, except as set forth in the following sentence, exercise any rights or remedies in respect of the Junior Debt, and in particular, but without limitation, shall not accelerate the Junior Debt or otherwise make demand for payment thereof, nor shall Sellers commence any legal or equitable action available by law or contract to enforce any right of payment under the Sellers’ Notes or otherwise in respect of the Junior Debt.  Notwithstanding the foregoing, and strictly subject to the provisions of Section 3, above, Sellers shall take all steps necessary to present and defend a proof of claim or other similar activity required for perfection of rights by Sellers as unsecured creditors of Obligor in respect of any Insolvency Event that may occur in respect of Obligor.

Section 5.

Payment Over to Senior Lien Collateral Agent.  In the event that, notwithstanding the provisions of Sections 2, 3 and 4, any Junior Debt Payments shall be received by or on behalf of Sellers in contravention of such Sections 2, 3 or 4 by Sellers before all Senior Debt Obligations are indefeasibly paid in full in cash, each Seller agrees that it shall receive such Junior Debt Payments and shall hold such Junior Debt Payments in trust for the benefit of Senior Lien Collateral Agent, and shall pay over and deliver such Junior Debt Payments to the Senior Lien Collateral Agent, together with any necessary endorsements, for application to the Senior Debt Obligations in accordance with the senior debt documents and intercreditor agreements.

Section 6.

Subrogation; Delivery of Surplus.  Until the payment and performance in full of all Senior Debt Obligations, Sellers shall not have, and shall not directly or indirectly exercise, any rights that they may acquire by way of subrogation under this Agreement, by any payment or distribution to the Senior Lien Collateral Agent hereunder or otherwise.  Upon the payment and performance in full of all Senior Debt Obligations, Sellers shall be subrogated to the rights of the Senior Lien Collateral Agent to receive payments or distributions applicable to the Senior Debt Obligations until the Junior Debt shall be paid in full.  For the purposes of the foregoing subrogation, no payments or distributions by the Obligor to the Senior Lien Collateral Agent of any cash, property, or securities to which Sellers would be entitled except for the provisions of Section 2, 3 or 4 shall, as among the Obligor, its creditors (other than the Senior Lien Collateral Agent), and Sellers, be deemed to be a payment by the Obligor to or on account of the Senior Debt Obligations.  If any payment or distribution to which Sellers would otherwise have been entitled but for the provisions of Section 3, 4, or 5 shall have been applied pursuant to the provisions of Section 3, 4, or 5 to the payment of all amounts payable under the Senior Debt Obligations, Sellers shall be entitled to receive from the Senior Lien Collateral Agent any payments or distributions received by the Senior Lien Collateral Agent in excess of the amount sufficient to pay in full all amounts due and payable as of the date of such payment under or in respect of the Senior Debt Obligations.  If any such excess payment is made to the Senior Lien Collateral Agent, the Senior Lien Collateral Agent shall promptly remit such excess to Sellers and until so remitted shall hold such excess payment for the benefit of Sellers.

Section 7.

Enforcement.

7.1

Sellers will not take or omit to take any action or assert any claim with respect to the Junior Debt or otherwise which is inconsistent with the provisions of this Agreement.  Without limiting the foregoing, until all Senior Debt Obligations are paid in full in cash, Sellers will not assert, collect or enforce the Junior Debt or any part thereof or take any action to realize upon the Junior Debt or any part thereof or enforce any documents relating to the Junior Debt, except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation.

7.2

If Sellers, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Obligor, then Obligor may interpose as a defense or plea the making of this Agreement, and the Senior Lien Collateral Agent may intervene and interpose such defense or plea in its name or in the name of Obligor.  If the Sellers, in contravention of the terms of this Agreement, shall attempt to collect any of the Junior Debt or enforce any documents related to the Junior Debt, then the Senior Lien Collateral Agent or Obligor may, by virtue of this Agreement, restrain the enforcement thereof in its own name or in the name of Obligor.

7.3

Any one or more of (i) the Required Holders under the Senior Interactive Note Agreement, (ii) the Required Holders under the Second Interactive Note Agreement, (iii) Required Holders under the 2005 Note Agreement or (iv) Required Holders under the 2006 Note Agreement may instruct the Senior Lien Collateral Agent to demand specific performance of this Agreement, whether or not the Obligor shall have complied with the provisions hereof applicable to it, at any time when the Sellers shall have failed to comply with any provision hereof applicable to them.  The Sellers hereby irrevocably waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Lien Collateral Agent.  The Sellers further waive presentment, notice and protest in connection with all negotiable instruments evidencing Senior Debt Obligations or Junior Debt to which it may be party, notice of the acceptance of this Agreement by the Senior Lien Collateral Agent, notice of any loan made, letter of credit issued, extended, increased or renewed, extensions granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Agreement, Senior Debt Obligations or Junior Debt; assent to any renewal, extension or postponement of the time of payment of Senior Debt Obligations or any other indulgence with respect thereto, to any substitution, exchange or release of any collateral for any Senior Debt Obligations, and to the addition or release of any person primarily or secondarily liable thereof; and agree to the provisions of any instrument, security or other writing evidencing Senior Debt Obligations.

Section 8.

Continuing Agreement; Reinstatement.  This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon the Obligor and Sellers until payment and performance in full in cash of the Senior Debt Obligations.  The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the Obligor or Sellers.  This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt Obligations by or on behalf of the Obligor shall be rescinded or must otherwise be restored by the Senior Lien Collateral Agent, whether as a result of an Insolvency Event or otherwise.

Section 9.

No Amendment to or Transfer of Junior Debt. Sellers shall not amend any provision of any Junior Debt without the prior written consent of each of (a) the Senior Interactive Agent, on behalf of the Initial Senior Lien Holders, (b) the Second Interactive Agent, on behalf of the Initial Second Lien Holders, (c) the 2005 Agent, on behalf of the 2005 Holders and (d) the 2006 Agent, on behalf of the 2006 Holders.  Sellers have not previously, and agree that until the Senior Debt Obligations are indefeasibly paid in full in cash Sellers shall not, assign or transfer any of their rights and obligations in respect of the Junior Debt without the prior written consent of the Senior Lien Collateral Agent which will not be unreasonably withheld or delayed, and any such transferee or assignee, as a condition to acquiring an interest in the Junior Debt shall agree to be bound hereby, in form satisfactory to the Senior Lien Collateral Agent.

Section 10.

Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered at the addressees set forth on the signature pages hereto.

Section 11.

Costs and Expenses. The Obligor agrees to pay to the Senior Lien Collateral Agent (including any successor) on demand all reasonable costs and expenses of the Senior Lien Collateral Agent (including any successor) , and the reasonable and documented fees and disbursements of counsel, in connection with the negotiation, preparation, execution and delivery of, and reasonable costs and expenses of the Senior Lien Collateral Agent (including any successor) , and the reasonable fees and disbursements of counsel, in connection with the administration, enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement (including any amendments, modifications, or waivers of the terms hereof), including any costs and expenses sustained by the Senior Lien Collateral Agent (including any successor) as a result of any failure by the Obligor or Sellers to perform or observe its obligations contained in this Agreement.

Section 12.

Benefits of Agreement.  This Agreement is entered into for the sole protection and benefit of the Obligor, Sellers, Senior Lien Claimholders, and Senior Lien Collateral Agent and its successors and assigns, and no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

Section 13.

Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Obligor, Sellers, Senior Lien Claimholders, the Senior Lien Collateral Agent and their respective successors and permitted assigns.

Section 14.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 15.

Entire Agreement; Amendments and Waivers.  This Agreement, the Sellers’ Notes and the other intercreditor agreements to which the Obligor is a party, and, as applicable, the documents evidencing or governing Senior Debt to which the Obligor is a party, constitute the entire agreement of the Obligor, Sellers, the Initial Senior Lien Holders, the Initial Second Lien Holders, and the Senior Lien Collateral Agent with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.  No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Obligor, Sellers, the Required Holders under the Senior Interactive Note Agreement, the Required Holders under the Second Interactive Note Agreement, and the Senior Lien Collateral Agent; and no waiver of any provision of this Agreement, or consent to any departure by the Obligor or Sellers therefrom, shall in any event be effective unless the same shall be in writing and signed by such Required Holders and the Senior Lien Collateral Agent.  Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.

Conflicts.  In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Junior Debt, on the other hand, then the terms of this Agreement shall control.

Section 17.

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

Section 18.

Interpretation.  This Agreement is the result of negotiations between, and have been reviewed by the respective counsel to, the Obligor, Sellers, the Initial Senior Lien Holders, Initial Second Lien Holders, and the Senior Lien Collateral Agent and is the product of all parties hereto.  Accordingly, this Agreement shall not be construed against any party merely because of such party’s involvement in the preparation hereof.

Section 19.

Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally effective as delivery of an executed original counterpart of this Agreement.  This Agreement shall become effective as to the Obligor and Sellers upon the execution and delivery of a counterpart hereof by such party (whether or not a counterpart hereof shall have been executed and delivered by any other party).

Section 20.

Termination of Agreement.  Upon final payment and performance in full, in cash or cash equivalents, of the Senior Debt Obligations, this Agreement shall terminate and the Senior Lien Collateral Agent shall promptly execute and deliver to Obligor, at Obligor’s sole cost and expense, such documents and instruments as shall be necessary to evidence such termination; provided, however, that the obligations of Obligor under Section 11 survives such termination until satisfaction thereof.

Section 21.

No Conflict.  Obligor and each Seller represents and warrants that neither the execution and delivery of this Agreement nor their performance of its terms conflicts with any other material agreement to which either Obligor or any Seller is a party.

Section 22.

Restrictive Legend.  Obligor and Sellers agree that the Sellers’ Notes shall be marked with a restrictive legend giving notice of this Agreement as follows.

“PAYMENT ON ACCOUNT OF THIS NOTE OR ON ACCOUNT OF ANY BANKRUPTCY CLAIM ARISING IN RESPECT OF THIS NOTE IS STRICTLY SUBJECT TO THE TERMS OF THAT CERTAIN SELLER NOTE SUBORDINATION AGREEMENT DATED DECEMBER 6, 2007 ENTERED IN TO BY AND AMONG INTERACTIVE NETWORK, INC. (“OBLIGOR”), ANDREW B. CONRU TRUST AGREEMENT, AND MAPSTEAD TRUST, CREATED ON APRIL 16, 2002 (COLLECTIVELY, THE “SELLERS”), THE INITIAL SENIOR LIEN HOLDERS, INITIAL SECOND LIEN HOLDERS, THE 2005 HOLDERS AND THE 2006 HOLDERS PARTY THERETO AND U.S. BANK NATIONAL ASSOCIATION, AS SENIOR LIEN COLLATERAL AGENT, PURSUANT TO WHICH SELLERS HAVE AGREED THAT NO PAYMENTS OF OR ON ACCOUNT OF PRINCIPAL OR INTEREST (OTHER THAN PAYMENT OF INTEREST IN KIND IN THE FORM OF ADDITIONAL NOTES (AS DEFINED IN THIS NOTE) WILL BE MADE BY OBLIGOR OR ACCEPTED BY SELLERS UNTIL THE SENIOR DEBT OBLIGATIONS, AS DEFINED IN THE SELLER NOTE SUBORDINATION AGREEMENT, HAS BEEN PAID IN FULL IN CASH.”

[signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first written above.

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

solely in its respective capacity as Collateral Agent under the Senior Interactive Note Agreement

By:

/s/ Kathy L. Mitchell

Name: Kathy L. Mitchell

Title: Vice President

[Signature Page to Intercompany Subordination Agreement]

OBLIGOR:

INTERACTIVE NETWORK, INC.,

a Nevada corporation

By: /s/ Paul Asher

Name: Paul Asher

Title: Secretary

[Signature Page to Intercompany Subordination Agreement]

SELLERS:

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

Name:  Andrew B. Conru

Title:  Trustee

Address:

MAPSTEAD TRUST CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

Name:  Lars Mapstead

Title:  Trustee

By: /s/ Marin A. Mapstead

Name:  Marin A. Mapstead

Title:  Trustee

Address:

[Signature Page to Intercompany Subordination Agreement]

INITIAL SENIOR LIEN HOLDERS:

SATELLITE SENIOR INCOME FUND, LLC

By:

Satellite Asset Management, L.P.,

Its Investment Manager

By:  /s/  Simon Raykher

Name: Simon Raykher

Title: General Counsel

[signatures continue on following page]

[Signature Page to Intercompany Subordination Agreement]

EPIC DISTRESSED DEBT OPPORTUNITY MASTER FUND, LTD

By:  /s/ Herbert Seif

Name: Herbert Seif

Title: Director

By:  /s/ James Duplessie

Name: James Duplessie

Title: Managing Member, Epic Asset Management

[signatures continue on following page]

[Signature Page to Intercompany Subordination Agreement]

DEL MAR MASTER FUND LTD.

By:  Del Mar Asset Management, L.P.

By:  /s/ Marc V. Simons

Name: Marc V. Simons

Title: Director

[signatures continue on following page]

[Signature Page to Intercompany Subordination Agreement]

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

Andrew B. Conru, Trustee

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[Signature Page to Intercompany Subordination Agreement]

MAPSTEAD TRUST,

CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

Lars Mapstead, Trustee

By: /s/ Marin A. Mapstead

Marin A. Mapstead, Trustee

[signatures continue on following page]

[Signature Page to Intercompany Subordination Agreement]

ROCK/VIEW TRADING, LTD.

By:  /s/ Kevin Schweitzer

Name: Kevin Schweitzer

Title: Chief Investment Officer, RockView

Management, LLC

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[Signature Page to Intercompany Subordination Agreement]

MARC H. BELL

/s/ Marc H. Bell

Name: Marc H. Bell

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[Signature Page to Intercompany Subordination Agreement]

STATON FAMILY INVESTMENTS, LTD.

By:  /s/ Daniel C. Staton

Name: Daniel C. Staton

Title:

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CAMOFI MASTER LDC

By:  /s/ Richard Smithline

Name: Richard Smithline

Title: Director

CAMHZN MASTER LDC

By:  /s/ Richard Smithline

Name: Richard Smithline

Title: Director

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VISIUM LONG BIAS OFFSHORE FUND, LTD.

By: Visium Asset Management, LLC, its Investment Advisor

By:  /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer of Visium Asset Management, LLC

VISIUM LONG BIAS FUND, LP

By: Visium Asset Management, LLC, its Investment Advisor

By:   /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer of Visium Asset Management, LLC

VISIUM BALANCED OFFSHORE FUND, LTD.

By: Visium Asset Management, LLC, its Investment Advisor

By:   /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer of Visium Asset Management, LLC

VISIUM BALANCED FUND, LP

By: Visium Asset Management, LLC, its Investment Advisor

By:   /s/ Mark Gottlieb

Name: Mark Gottlieb

Title: Member and Chief Compliance Officer of Visium Asset Management, LLC

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IMPERIAL CAPITAL, LLC

By:   /s/ Mark Martis

Name: Mark Martis

Title: Chief Operating Officer

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INITIAL SECOND LIEN HOLDERS:

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

Name: Andrew B. Conru

Title: Trustee

Address:

MAPSTEAD TRUST CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

Name:  Lars Mapstead

Title:  Trustee

By: /s/ Marin A. Mapstead

Name:  Marin A. Mapstead

Title:  Trustee

Address:

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AFFILIATES:

TRUST 1:

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

Andrew B. Conru, Trustee

TRUST 2:

MAPSTEAD TRUST, CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

Lars Mapstead, Trustee

By: /s/ Marin A. Mapstead

Marin A. Mapstead, Trustee

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2005 HOLDERS

DB DISTRESSED OPPORTUNITIES MASTER PORTFOLIO, LTD

THE OPPORTUNITY FUND, LLC

MW POST PORTFOLIO FUND, LTD.

POST DISTRESSED MASTER FUND, L.P.

POST TOTAL RETURN MASTER FUND, L.P.

POST STRATEGIC MASTER FUND, L.P.

SPHINX DISTRESSED SEGREGATED PORTFOLIO

STATE OF SOUTH DAKOTA RETIREMENT SYSTEM

By:

Post Advisory Group, LLC,

as Authorized Agent

By:

/s/ Gary Hobart

Name:

Title:

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SATELLITE SENIOR INCOME FUND, LLC

By:

Satellite Asset Management, L.P.

By:

/s/ Simon Raykher

Name:

Simon Raykher

Title: General Counsel

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CANYON VALUE REALIZATION FUND, L.P.

FINVEST CAPITAL LTD.

CANYON BALANCED EQUITY MASTER FUND, LTD.

MACVEST 1, LTD.

CAN PARTNERS INVESTMENTS IV, LLC

INSTITUTIONAL BENCHMARKS SERIES (MASTER FEEDER) LIMITED IN RESPECT OF CENTAUR SERIES

By:

Canyon Capital Advisors LLC,

as Investment Advisor

By:

/s/ John H. Simpson

Name:

John H. Simpson

Title: Authorized Signatory

CANPARTNERS INVESTMENTS IV, LLC

By:

/s/ John H. Simpson

Name:

John H. Simpson

Title: Chief Operating Officer

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2006 HOLDERS

THE OPPORTUNITY FUND, LLC

POST DISTRESSED MASTER FUND, L.P.

POST STRATEGIC MASTER FUND, L.P.

POST TOTAL RETURN MASTER FUND, L.P.

By:

Post Advisory Group, LLC,

as Authorized Agent

By:

/s/ Gary Hobart

Name:

Title:

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SATELLITE SENIOR INCOME FUND, LLC

By:

Satellite Asset Management, L.P.

By:

/s/ Simon Raykher

Name:

Simon Raykher

Title: General Counsel

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